As filed with the Securities and Exchange Commission on May 15, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5199	85-2373325
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8201 Peters Road, Suite 1000

Plantation, Florida 33324

(954) 255-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Walker

Chief Executive Officer

8201 Peters Road, Suite 1000

Plantation, Florida 33324

(954) 255-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brad L. Shiffman, Esq.

Peter M. Melampy, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5442

(Name, address and telephone number)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 15, 2026

PRELIMINARY PROSPECTUS

Up to 9,970,090 Shares of
Class A Common Stock

3,146,341 Warrants to Purchase
Class A Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 9,970,090 shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”) that are issuable upon the exercise of (i) 6,823,749 publicly traded warrants (the “Public Warrants”), (ii) 3,053,001 private placement warrants issued in a private placement (the “Private Warrants”), (iii) 43,250 warrants issued to the underwriter of our initial public offering and its designees (the “IPO Underwriter Warrants”) and (iv) 50,090 warrants issued to the underwriter of a public offering we consummated on July 5, 2023 (the “Public Offering Underwriter Warrants” and, together with the IPO Underwriter Warrants, the “Underwriter Warrants”), at an exercise price of $11.50 per share (the “Warrants”, including the Public Warrants, the Private Warrants and the Underwriter Warrants). This prospectus also relates to the resale from time to time by the selling holders of 3,053,001 Private Warrants and 93,340 Underwriter Warrants (the “Selling Securityholders”).

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Class A common stock, Private Warrants and Underwriter Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”

We will pay certain offering fees and expenses and fees in connection with the registration of the Class A common stock, Private Warrants and Underwriter Warrants and will not receive proceeds from the sale of the shares of Class A common stock, Private Warrants or Underwriter Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash.

Our Class A common stock and Warrants are listed on the Nasdaq Capital Market under the symbols “AENT” and “AENTW,” respectively. On May 14, 2026, the closing price of our Class A common stock was $7.60 and the closing price for our Warrants was $0.62.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”). We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Forward-Looking Statements.” We are ultimately responsible for all disclosure included in this prospectus.

All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Alliance,” the “Company,” “we,” “us,” “our” and similar references refer to Alliance Entertainment Holding Corporation, an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Alliance is a leading global wholesaler and distributor of collectibles, physical media, entertainment products, hardware, and accessories across various platforms. Employing an established multi-channel strategy, Alliance operates as the vital link between renowned international manufacturers of entertainment content and top-tier retail partners both domestically and internationally. With premier suppliers such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Funko, Mattel and others, Alliance maintains in-stock inventory of over 340,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, and collectibles. Combined with exclusive content from AMPED Distribution and Distribution Solutions, Alliance Entertainment serves as a valued added wholesale distributor, direct-to-consumer distributor and e-commerce provider to notable partners including industry leaders like Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl’s, Target, Shopify, and others. Currently, the company sells its products, permitted for export, to more than 70 countries worldwide.

Additionally, Alliance manages a diverse portfolio of owned e-commerce brands through its DirectToU LLC division, catering to various entertainment and collectible markets. Notable brands include DeepDiscount, PopMarket, ImportCDs, Critics’ Choice Video, Collectors’ Choice Music, Movies unlimited and WowHD.

Alliance provides state-of-the art, distribution, and technology platforms that support the efficient sale and fulfillment of physical entertainment products and collectibles across retail and e-commerce channels. These capabilities are enhanced by Handmade by Robots, which expands Alliance’s premium licensed collectibles offering, and Endstate, which contributes NFC-enabled authentication and digital product identity technology that supports product verification and authenticated resale. Together, these platforms strengthen Alliance’s position in the collectibles market by enabling secure, traceable, and scalable distribution of high-value physical products. Alliance also serves as the retailers’ back office, with EDI and logistics infrastructure fully operational to support existing and new product launches.

Corporate Information

The mailing address of Alliance’s principal executive office is 8201 Peters Road, Suite 1000, Plantation, Florida 33324.

Our corporate website is www.aent.com. The information contained on, or that can be accessed through, our website is not part of, and should not be construed as being incorporated by reference into this prospectus.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” under federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. Forward-looking statements often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “potential,” “will,” and similar expressions. However, the absence of these words does not mean a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These statements are based on our current expectations, forecasts, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to:

●	Risks related to market acceptance and growth opportunities.
●	Potential changes in laws or regulations.
●	Supply chain disruptions and increased costs.
●	Dependence on key suppliers and customers.
●	Risks related to our significant indebtedness and compliance with debt covenants.
●	Litigation and regulatory risks. Economic factors such as inflation and interest rates.
●	Challenges in retaining key personnel.
●	Cybersecurity threats and IT infrastructure issues.
●	Environmental, safety, and product liability concerns.
●	Risks related to potential acquisitions.
●	Changes in U.S. tax laws.
●	Risks Related to international trade policies and tariffs.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in this prospectus and in the documents incorporated by reference herein. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which are based on information available as of the date of this filing. We are not obligated to update these statements to reflect new information or future events, except as required by law.

2

USE OF PROCEEDS

We will receive proceeds equal to the aggregate exercise price from any exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

All of the Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 551,000,000 shares, consisting of (i) 490,000,000 shares of Class A common stock, (ii) 60,000,000 shares of Class E common stock and (iii) 1,000,000 shares of preferred stock.

As of May 14, 2026, we have 50,974,630 shares of Class A common stock outstanding and 60,000,000 shares of Class E common stock outstanding; provided that all such outstanding shares of Class E common stock continue to be held in escrow pursuant to the Contingent Consideration Escrow Agreement, as described under “—Class E Common Stock—Escrow agreement limitations” below.

Class A Common Stock; Class E Common Stock

Voting rights. Each holder of Class A common stock and Class E common stock will be entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by the stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL, and that pursuant to the Contingent Consideration Escrow Agreement, holders of shares of Class E common stock are contractually obligated to vote such share in the same manner and proportion as the Class A common stock. See “—Class E Common Stock—Escrow agreement limitations” below.

Class E Common Stock—Escrow agreement limitations

Under the Contingent Consideration Escrow Agreement dated February 10, 2023 (the “Contingent Consideration Escrow Agreement”), each stockholder owning shares of Class E common stock has all rights with respect to the shares attributable to ownership of such Class E common stock, except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the shares). Additionally, the stockholders have the right to vote such shares of Class E common stock, provided that during the escrow period they have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock.

3

Dividend rights. Subject to the rights of the holders of preferred stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Class A common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor. See “— Preferred Stock,” below for more information regarding the dividend rights of the holders of preferred stock.

Rights upon liquidation, dissolution or winding up. Subject to the rights of holders of the preferred stock, in the event of any liquidation, dissolution or winding up of its affairs, whether voluntary or involuntary, after payment or provision for payment of the Company’s debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Class A common stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of the Class A common stock and the holders of any other class or series of capital stock ranking equally with the Class A common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Transfer Rights. Subject to applicable law and the transfer restrictions set forth in the Bylaws, shares of Class A common stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Other rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

Preferred Stock

The Company’s Board of Directors (the “Board”) has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven directors, who shall be divided into three classes, designated Class I, II and III, respectively.

Under the Company’s Amended and Restated Bylaws (the “Bylaws”), at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

4

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of the holders of any series of preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of voting stock (as defined below) of the Company then entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the Directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing provisions, any Director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the Chairperson or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

5

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, Directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of Directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or the Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the voting power of the outstanding shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Certificate of Incorporation, the Company opted out of Section 203 of the DGCL and therefore is not subject to Section 203.

6

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the Nasdaq Capital Market listing requirements, which would apply if and so long as the Class A common stock (or units or warrants) remains listed on the Nasdaq Capital Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting thirteen months after the Company’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s Secretary, of the stockholder’s intention to bring such business before the meeting.

7

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of Company outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s Certificate of Incorporation or bylaws is required to approve such amendment, unless a corporation’s Certificate of Incorporation or bylaws, as the case may be, requires a greater percentage. The Certificate of Incorporation provides:

●	Required Vote to Amend the Certificate of Incorporation — The Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (66 2∕3%) of the voting power of the then outstanding shares of voting stock of the Company, voting together as a single class, to amend, alter, repeal or rescind, in whole or in part, certain provisions of the Certificate of Incorporation;

●	Required Vote to Amend the Bylaws — the Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (66 2∕3%) of the voting power of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the Bylaws;

The Bylaws may also be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board).

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of the Company to the fullest extent permitted by law, and both the Certificate of Incorporation and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. The Company has entered into agreements to indemnify its directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by applicable law. The Company will indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Company, if so requested, to advance within a specified number of days of such request, all reasonable fees, expenses, charges and other costs that any of the Company’s directors incur, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by the Company. Any claims for indemnification by the Company’s directors and officers may reduce the Company’s available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

8

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, agents or stockholders for breach of fiduciary duty, actions arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, and actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder governed by the internal affairs doctrine of the law of the State of Delaware may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware); provided, however, that the foregoing shall not apply to any suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States of America have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complain asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s directors or their respective affiliates, other than those directors or affiliates who are the Company’s employees or if such corporate opportunity was offered to any non-employee director (including any non-employee director who serves as an officer of the Company) expressly solely in his or her capacity as a director or officer of the Company. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Company or any of its affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless the Company is financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of the Company’s business or is of some practical advantage to the Company, and the Company has some interest or reasonable expectancy in such opportunity.

9

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants trade. Accordingly, unless you hold a multiple of two units, you will not be able to receive or trade a whole warrant.

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective at any time following the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

10

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by us in our initial public offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise e price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

11

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of the Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

12

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the prospectus relating to the initial public offering, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

13

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company” in our most recent Annual Report on Form 10-K. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period. The Private Warrants (including the Class A common stock issuable upon exercise of the Private Warrants) were not transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with Adara Sponsor LLC, our sponsor prior to our initial public offering (the “Sponsor”)). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

14

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will continue to be affiliated with us. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. Our insider trading policy prohibits insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders may be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Underwriter Warrants

We issued to ThinkEquity LLC (and/or its designees) (“ThinkEquity”) 50,000 warrants (exercisable at $11.50 per share or an aggregate exercise price of $575,000) upon the closing of our initial public offering. The IPO Underwriter Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time until the fifth anniversary of the effectiveness date of our initial business combination. Notwithstanding anything to the contrary, effective as of February 8, 2026, ThinkEquity has agreed that neither it nor its designees will be permitted to exercise the IPO Underwriter Warrants. The IPO Underwriter Warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA. The IPO Underwriter Warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the IPO Underwriter Warrants. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the IPO Underwriter Warrants. The holder of the IPO Underwriter Warrants will not be entitled to exercise the IPO Underwriter Warrants for cash unless a registration statement covering the securities underlying the IPO Underwriter Warrants is effective or an exemption from registration is available.

We issued to ThinkEquity 50,090 warrants (exercisable at $3.75 per share or an aggregate exercise price of $187,837.50) upon the closing of a public offering on July 5, 2023. The Public Offering Underwriter Warrants are exercisable at any time and from time to time, in whole or in part, during the four year period commencing 180 days following the commencement of sales of the securities issued in the related public offering. The Public Offering Underwriter Warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA. The Public Offering Underwriter Warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the Public Offering Underwriter Warrants. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the Public Offering Underwriter Warrants. The holder of the Public Offering Underwriter Warrants will not be entitled to exercise the Public Offering Underwriter Warrants for cash unless a registration statement covering the securities underlying the Public Offering Underwriter Warrants is effective or an exemption from registration is available.

Dividends

We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment, and we have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that we may deem relevant. We do not anticipate declaring any cash dividends to holders of the Class A common stock in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

Our Transfer Agent and Warrant Agent

The transfer agent for the Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

15

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of the Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of May 14, 2026, the names of the Selling Securityholders, the aggregate number of Private Warrants and Underwriter Warrants beneficially owned by the Selling Securityholders, the number of Private Warrants and Underwriter Warrants that may be sold by the Selling Securityholders under this prospectus and the number of Private Warrants and Underwriter Warrants that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Name of Selling Securityholder(1)	Warrants Beneficially Owned Before the Offering	Warrants Being Offered	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby
B&D Series 2020, LLC(2)	1,873,335	1,873,335	—
Thomas M. Finke	387,333	387,333	—
Thomas M. Finke Family Trust(3)	250,000	250,000	—
Peter Ghiloni	137,333	137,333	—
Scott Coffman	137,333	137,333	—
Frank Quintero	100,000	100,000	—
Dylan Glenn	25,000	25,000	—
Beatriz Acevedo-Greiff	25,000	25,000	—
Ronan Kennedy	37,333	37,333	—
Mike Solomon	60,334	60,334	—
LTB, LLC	20,000	20,000	—
Nelson Baquet	300	300	—
Chirag Choudhary	6,806	6,806	—
Ramnarain Jaigobind	31,729	31,729	—
Priyanka Mahajan	5,200	5,200	—
Kevin Mangan	11,711	11,711	—
Maria Robles	150	150	—
Jeffrey Singer	300	300	—
Craig Skop	5,155	5,155	—
Premchand Beharry	1,350	1,350	—
William Bongiorno	1,200	1,200	—
Bruce Inglis and Nancy Inglis	1,100	1,100	—
Robert Sagarino	1,601	1,601	—
William Baquet	12,046	12,046	—
Richard Adams	600	600	—
Charles Giordano	1,221	1,221	—
Kolinda Tomasic	200	200	—
Phyllis Henderson	600	600	—
Angela Kang	100	100	—
Eric Lord	6,762	6,762	—
Scott Rothbaum	2,605	2,605	—
Philip Quartuccio	2,604	2,604	—

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	W. Tom Donaldson III, a member of our board of directors, is the manager of B&D Series 2020, LLC. Mr. Donaldson disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(3)	Thomas Finke is the grantor under, his spouse is the trustee of, and his children are trustees and beneficiaries of, the Thomas M. Finke Family Trust.

16

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 6,823,749 shares of Class A common stock that are issuable upon the exercise of the Public Warrants by the holders thereof, (ii) up to 3,053,001 shares of Class A common stock that are issuable upon the exercise of the Private Warrants by the holders thereof, and (iii) 93,340 shares of Class A common stock that are issuable upon the exercise of the Underwriter Warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 3,053,001 Private Warrants and 93,340 Underwriter Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Class A common stock or interests in stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of Class A common stock or interests in stock covered by this prospectus, as and to the extent they may determine. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the- counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell or transfer their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

17

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

18

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the securities to be sold, including the shares of our Class A common stock, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our Class A common stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Class A common stock short and deliver these securities to close out their short positions, or loan or pledge Class A common stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

19

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and Warrants are currently listed on the Nasdaq Capital Market under the symbols “AENT” and “AENTW”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

20

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker- dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

A holder of Public Warrants, Private Warrants and Underwriter Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

21

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Blank Rome LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

As of the date of this prospectus, an attorney of Blank Rome LLP beneficially owns securities exercisable to purchase shares of our common stock that represent less than 1% of our outstanding shares of common stock.

EXPERTS

The consolidated financial statements of Alliance Entertainment Holding Corporation as of June 30, 2024 and for the year then ended incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Alliance Entertainment Holding Corporation as of June 30, 2025 and for the year then ended incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Alliance Entertainment Holding Corporation is contained at our website, www.aent.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

22

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-40014. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on September 10, 2025;

●	Our Definitive Proxy Statement on Schedule 14A relating to our 2025 Annual Meeting of Stockholders filed with the SEC on September 25, 2025;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025, December 31, 2025 and March 31, 2026, filed with the SEC on November 12, 2025, February 12, 2026 and May 14, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on July 24, 2025, September 10, 2025, October 2, 2025, November 7, 2025, November 12, 2025, February 13, 2026 and May 14, 2026; and

●	The description of our common stock set forth in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on October 19, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Alliance Entertainment Holding Corporation

8201 Peters Road, Suite 1000

Plantation, Florida 33324

(954) 255-4000

Attn: Chief Executive Officer

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

23

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this Registration Statement:

Amount
SEC registration fee	$—
Accounting fees and expenses	31,000
Legal fees and expenses	50,000
Financial printing and miscellaneous expenses	4,000
Total	$85,000

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Part II-1

The Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and our Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key personnel. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key personnel against any and all expenses incurred by that director, executive officer or other key personnel because of his or her status as one of our directors, executive officers or other key personnel, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key personnel in connection with a legal proceeding involving his or her status as a director, executive officer or key personnel.

The Company maintains directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

Part II-2

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Part II-3

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Part II-4

EXHIBIT INDEX

Exhibit Number	Description
2.1 †	Business Combination Agreement, dated as of June 22, 2022, by and among Adara Acquisition Corp., Adara Merger Sub, Inc. and Alliance Entertainment Holding Corporation (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 23, 2022).
3.1*	Second Amended and Restated Certificate of Incorporation of Alliance Entertainment Holding Corporation (f/k/a Adara Acquisition Corp.).
3.2	Amended and Restated Bylaws of Alliance Entertainment Holding Corporation (incorporated herein by reference to Exhibit 3.5 of the Registrant’s Current Report on Form 8-K filed with the SEC on February 13, 2023).
4.1	Specimen Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-4 filed with the SEC on October 18, 2022).
4.2	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-4 filed with the SEC on October 18, 2022).
4.3	Warrant Agreement, dated February 8, 2021, by and between Adara Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on February 11, 2021).
5.1*	Opinion of Blank Rome LLP.
10.1	Contingent Consideration Escrow Agreement by and among the Combined Company, Bruce Ogilvie and Continental Stock Transfer and Trust Company dated February 10, 2023 (incorporated herein by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 12, 2023).
23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.
23.2*	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm.
23.3*	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).
107.1*	Filing Fee Table.

*	Filed herewith.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Part II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on the 15th day of May, 2026.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:	/s/ Jeffrey Walker
Name:	Jeffrey Walker
Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce Ogilvie and Jeffrey Walker, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Ogilvie	Executive Chairman of the Board of Directors	May 15, 2026
Bruce Ogilvie

/s/ Jeffrey Walker	Chief Executive Officer and Director	May 15, 2026
Jeffrey Walker	(Principal Executive Officer and Principal Financial Officer)

/s/ Amanda Gnecco	Chief Financial Officer	May 15, 2026
Amanda Gnecco	(Principal Accounting Officer)

/s/ W. Tom Donaldson III	Director	May 15, 2026
W. Tom Donaldson III

/s/ Chris Nagelson	Director	May 15, 2026
Chris Nagelson

/s/ Terilea Wielenga	Director	May 15, 2026
Terilea Wielenga

/s/ Dmitry Kozko	Director	May 15, 2026
Dmitry Kozko

/s/ Sheila Bangalore	Director	May 15, 2026
Sheila Bangalore

Part II-6